Exhibit 10.3
EXECUTION COPY

SECOND AMENDMENT, dated as of February 19, 2016 (this “Amendment”), to the CREDIT AGREEMENT, dated as of November 14, 2014, as amended by the First Amendment, dated as of March 9, 2015 (as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., an exempted limited company incorporated under the laws of Bermuda (“Borrower”), TIME WARNER INC., a Delaware corporation (“Guarantor”), the several banks and other financial institutions from time to time party thereto (the “Lenders”) and BNP PARIBAS, as administrative agent (the “Administrative Agent”).
WHEREAS, the Lenders under the Existing Credit Agreement (for purposes of this Amendment, herein called the “Original Lenders”) have agreed to extend credit to Borrower under the Existing Credit Agreement in the form of outstanding Loans in an aggregate principal amount of €250,800,000 on the terms and subject to the conditions set forth therein;
WHEREAS, Guarantor and the Subsidiary Guarantors have entered into the Guarantee in connection with the Existing Credit Agreement;
WHEREAS, Borrower has requested that the Original Lenders (a) extend the maturity of the Loans and (b) effect certain other amendments to the Existing Credit Agreement as set forth herein;
WHEREAS, Borrower has requested that, immediately upon the effectiveness of the amendments referred to above on the Second Amendment Effective Date (as defined below), the Original Lenders reallocate their Credit Exposure with respect to the Loans to each Person executing this Amendment as a “New Lender” (for purposes of this Amendment, each herein called a “New Lender”), and that the New Lenders accept such reallocation from the Original Lenders, such that, following such reallocation, the Credit Exposure of all Lenders under the Credit Agreement (as defined below) shall be equally allocated on a pro rata basis;
WHEREAS, (i) Borrower will enter into the First Amendment, dated as of February 19, 2016 (the “First Amendment”), to the Credit Agreement, dated as of September 30, 2015 (as amended, the “2015 Third Party Credit Agreement”), among Borrower, Guarantor, the several banks and other financial institutions from time to time party thereto and BNP Paribas, as administrative agent, in order to effect certain amendments and credit exposure reallocations similar to those set forth herein and (ii) CME BV (as defined below) will enter into a Credit Agreement, dated as of February 19, 2016 (the “2016 Third Party Credit Agreement”), among CME BV, Borrower, Guarantor, the several banks and other financial institutions from time to time party thereto and BNP Paribas, as administrative agent, in order to borrow loans thereunder; and
WHEREAS, on the Second Amendment Effective Date, following the effectiveness of the First Amendment and borrowing under the 2016 Third Party Credit Agreement, the Credit Exposure of all Lenders under and as defined in each of the Credit Agreement (as defined below), 2015 Third Party Credit Agreement and 2016 Third Party Credit Agreement shall be equally allocated on a pro rata basis across all three facilities.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Existing Credit Agreement.
SECTION 2.    Amendment of Existing Credit Agreement. Effective as of the Second Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows (the Existing Credit Agreement, as so amended, being referred to herein as the “Credit Agreement”):
(a)    The list of EXHIBITS is hereby amended by adding the following text at the end thereof: “EXHIBIT C Form of CME BV Guarantee”.
(b)    Section 1.01 of the Existing Credit Agreement is hereby amended by:
(i)    inserting the following new defined terms in appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“CME BV” means CME Media Enterprises B.V., a private company with limited liability incorporated under the laws of the Netherlands, or any successor permitted by Section 6.04(b).
“CME BV Guarantee” means a guarantee made by CME BV substantially in the form of Exhibit C.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Second Amendment” means the Second Amendment, dated as of February 19, 2016, to this Agreement among Borrower, Guarantor, the Lenders and the Administrative Agent.
“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment.

(ii)    amending and restating the following definitions in their respective entireties to read as follows:
“Borrower Material Adverse Effect” means a material adverse effect on (a) the ability of Borrower or CME BV to perform any of its material obligations to the Lenders under any Credit Document to which it is or will be a party or (b) the rights of or benefits available to the Lenders under any Credit Document.
“Credit Documents” means this Agreement, the Guarantee, the CME BV Guarantee, each Note and, from and after the Purchase Date, the Reimbursement Agreement.
“Credit Parties” means Borrower, CME BV, Guarantor and the Subsidiary Guarantors; and “Credit Party” means any of them.
“Defaulting Lender” means any Lender that (a) shall have become the subject of a bankruptcy or insolvency proceeding, or shall have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding , (b) shall have had a receiver, conservator, trustee or custodian appointed for it, or shall have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such appointment, or shall have a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; or (c) shall have become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition by a Governmental Authority or an instrumentality thereof of any equity interest in such Lender or a parent company thereof.
“Maturity Date” means November 1, 2018.
“Reimbursement Agreement” means that certain Amended and Restated Reimbursement Agreement, dated as of November 14, 2014, as amended and restated as of February 19, 2016, among CME, CME BV and Time Warner.
(c)    Section 2.10(a) and Section 2.10(b) of the Existing Credit Agreement are hereby amended and restated as follows:
“(a) On or after November 1, 2017, Borrower shall have a right from time to time to prepay any Borrowing in whole or in part, without premium or penalty (except as provided in Section 2.15 and Section 2.16), subject to prior notice in accordance with paragraph (c) of this Section.
(b) Prior to November 1, 2017, Borrower shall not prepay any Borrowing except as permitted or required under the Reimbursement Agreement (i) out of the net proceeds of specified asset sales, issuances of equity securities, insurance events or specified insurance payments, (ii) following a Change of Control (as defined in the Reimbursement Agreement) of CME or (iii) at any time CME’s Consolidated Net Leverage (as defined in the Reimbursement Agreement) is lower than the level specified in the Reimbursement Agreement (5.0x as of the Second Amendment Effective Date) for two consecutive fiscal quarters, in which case any such prepayment shall be without premium or penalty (except as provided in Section 2.15 and Section 2.16), and subject to prior notice in accordance with paragraph (c) of this Section.”
(d)    Section 2.15(c) is hereby amended by deleting the reference to “Section 2.10(b)” appearing therein and inserting the text “Section 2.10(c)” in lieu thereof.

(e)    Section 6.04(b) is hereby amended and restated as follows:
“(b)    Borrower will not, and will not permit CME BV to, merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or a substantial portion of Borrower’s or CME BV’s consolidated assets, as applicable, other than, in the case of CME BV, into another Subsidiary of Borrower, or liquidate or dissolve.”
(f)    Article VII clause (m) is hereby amended and restated as follows:
“(m)    except as otherwise permitted by this Agreement, (i) the Guarantee shall cease, for any reason, to be in full force and effect with respect to Guarantor or any Subsidiary Guarantor or any such Credit Party shall so assert or (ii) the CME BV Guarantee shall cease, for any reason, to be in full force and effect with respect to CME BV;”
(g)    Section 9.02(b)(iii) of the Existing Credit Agreement is hereby amended and restated as follows:
“(iii) release CME BV under the CME BV Guarantee, or subject to paragraph (c) below, release Guarantor or any Subsidiary Guarantor under the Guarantee without the written consent of each Lender”
(h)    Inserting the following new Section 9.17:
“SECTION 9.17        Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:    (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
(i)    On the Second Amendment Effective Date immediately following effectiveness of the amendments described above, the outstanding Credit Exposure under the Existing Credit Agreement with respect to each Original Lender shall be reallocated (collectively, the “Credit Exposure Reallocation”) as follows:

(i)    the Administrative Agent shall have made such reallocations of each Original Lender’s Credit Exposure under the Existing Credit Agreement as are necessary in order that the Credit Exposure with respect to such Original Lender and each New Lender reflects the pro rata share of the aggregate Credit Exposure set forth in Annex I hereto for such Original Lender and each New Lender under the Credit Agreement;
(ii)     each New Lender severally agrees to fund in cash to the Administrative Agent an amount equal to such New Lender’s allocated Credit Exposure set forth in Annex I hereto and the Administrative Agent agrees to distribute such cash to the Original Lenders as necessary in order that the resulting Credit Exposure with respect to such Original Lender reflects the pro rata share of the aggregate Credit Exposure set forth in Annex I hereto for such Original Lender; and
(iii)    each Person executing this Amendment in its capacity as a New Lender shall become a “Lender” under the Credit Agreement and shall be bound by the provisions of the Credit Agreement as a Lender.
SECTION 3.    Representations and Warranties. (a) Each of Borrower and Guarantor, as applicable, hereby represents and warrants as to itself only (and not as to the other) that (i) this Amendment is within such Person’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action of such Person, (ii) this Amendment has been duly executed and delivered by such Person, (iii) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iv) as of the date hereof, no Default or Event of Default has occurred and is continuing (provided that the Guarantor is only making this representation on behalf of itself and its Restricted Subsidiaries and the Defaults or Events of Default attributable to itself and its Restricted Subsidiaries and not with respect to any Defaults or Events of Default attributable to Borrower and its Subsidiaries, and Borrower is only making this representation on behalf of itself and its Subsidiaries and the Defaults or Events of Default attributable to itself and its Subsidiaries and not with respect to any Defaults or Events of Default attributable to the Guarantor and its Restricted Subsidiaries) and (v) the representations and warranties of such Person set forth in Article III of the Existing Credit Agreement (including, for the avoidance of doubt, Section 3.04(c)) and in the other Credit Documents are true and correct in all material respects (unless any such representation of warranty is already qualified by materiality, in which case, such representation or warranty is true and correct in all respects) on and as of the date hereof, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (unless any such representation of warranty is already qualified by materiality, in which case, such representation or warranty is true and correct in all respects) as of such earlier date. Borrower represents and warrants that since September 30, 2015, there has been no material adverse change in the business, assets, operations or financial condition of Borrower and its consolidated subsidiaries, taken as a whole.
(a)    Each New Lender (i) represents and warrants that it is legally authorized to enter into this Amendment; (ii) confirms that it has received a copy of the Existing Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it will, independently and without reliance upon the Borrower, CME BV, Guarantor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

SECTION 4.    Effectiveness. This Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which:
(a)    the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of Borrower, Guarantor and all the Lenders;
(b)    the Administrative Agent shall have received an Acknowledgment and Consent, substantially in the form of Annex II hereto, duly executed and delivered by each party thereto;
(c)    the Administrative Agent shall have received the CME BV Guarantee, which by its terms shall become effective as of the Second Amendment Effective Date, substantially in the form of Annex III hereto and duly executed and delivered by CME BV;
(d)    the Administrative Agent shall have received favorable written opinions of (i) DLA Piper UK LLP, counsel for Borrower and CME BV, (ii) Conyers Dill & Pearman, Bermuda counsel for CME and (iii) Loyens and Loeff N.V., Dutch counsel for CME BV;
(e)    the Administrative Agent shall have received a copy of the 2016 Third Party Credit Agreement and First Amendment, each duly executed by the parties thereto;
(f)    the Administrative Agent shall have received a certificate from each of Borrower and Guarantor, in form and substance reasonably satisfactory to the Administrative Agent, dated the Second Amendment Effective Date and signed by a Responsible Officer of Borrower and Guarantor, as applicable, confirming that on and as of the Second Amendment Effective Date (i) the representations and warranties applicable to such Person set forth in the Credit Documents are true and correct in all material respects (except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred or is continuing;
(g)    the borrowing under the 2016 Third Party Credit Agreement shall have occurred, and the First Amendment shall become effective, substantially concurrently with the Second Amendment Effective Date; and
(h)    the Administrative Agent shall have received all funds from the New Lenders in connection with the Credit Exposure Reallocation.
It is understood and agreed that the conditions specified in clauses (a) through (e) in this Section 4 shall be satisfied on February 19, 2016, and the condition specified in clauses (f) through (h) in this Section 4 shall be satisfied on or around April 7, 2016. The Administrative Agent shall notify Borrower, Guarantor, CME BV and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.
Without limiting the generality of the provisions of Article VIII of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 4 unless the Administrative Agent shall have received notice from such Lender prior to February 19, 2016 specifying its objections thereto.
SECTION 5.    Costs and Expenses. Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment.

SECTION 6.    Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document in similar or different circumstances.
(b)    Each Credit Party agrees that all of its obligations, liabilities and indebtedness under each Credit Document, including guarantee obligations under the Guarantee, shall remain in full force and effect, in accordance with applicable law, on a continuous basis after giving effect to this Amendment.
(c)    On and after the Second Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Existing Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Credit Document shall be deemed to be a reference to the Existing Credit Agreement as amended hereby.
SECTION 7.    Interpretation. This Amendment shall constitute a Credit Document for the purposes of the Credit Agreement and the other Credit Documents.
SECTION 8.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Amendment shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each party to this Amendment hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section 8. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Existing Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.
SECTION 9.    Miscellaneous. Sections 9.01, 9.04(a), 9.05, 9.06, 9.07, 9.10, 9.11 and 9.13 of the Existing Credit Agreement shall be applicable to this Amendment as though set forth herein, mutatis mutandis.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.,
as Borrower

By:	/s/ David Sturgeon
Name: David Sturgeon
Title: Chief Financial Officer

Signature Page to Second Amendment

TIME WARNER INC.,
as Guarantor

By:	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

Signature Page to Second Amendment

BNP PARIBAS, as Administrative Agent and as
Lender

By:	/s/ Nicole Rodriguez
Name: Nicole Rodriguez
Title: Director

By:	/s/ Gregoire Poussard
Name: Gregoire Poussard
Title: Vice President

Signature Page to Second Amendment

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Bruno Pezy
Name: Bruno Pezy
Title: MD

By:	/s/ Antonio Cosma
Name: Antonio Cosma
Title: MD

Signature Page to Second Amendment

MIZUHO BANK, LTD, as New Lender

By:	/s/ Bertram H. Tang
Name: Bertram H. Tang
Title: Authorized Signatory

Signature Page to Second Amendment

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as New Lender

By:	/s/ Matthew Antioco
Name: Matthew Antioco
Title: Vice President

Signature Page to Second Amendment

SOCIÉTÉ GENERALE, as New Lender

By:	/s/ Cecile Oseredczuk
Name: Cecile Oseredczuk
Title: Director

Signature Page to Second Amendment

SUMITOMO MITSUI BANKING CORPORATION, as New Lender

By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

Signature Page to Second Amendment

ANNEX I TO
SECOND AMENDMENT

CREDIT EXPOSURE – CREDIT AGREEMENT

Lender	Loans
BNP Paribas	€41,800,000
Crédit Agricole Corporate and Investment Bank	€41,800,000
Mizuho Bank, Ltd.	€41,800,000
Société Générale	€41,800,000
Sumitomo Mitsui Banking Corporation	€41,800,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	€41,800,000
TOTAL	€250,800,000

A-I-1

ANNEX II TO
SECOND AMENDMENT

ACKNOWLEDGMENT AND CONSENT
Reference is made to the SECOND AMENDMENT, dated as of February 19, 2016 (“Second Amendment”), to the CREDIT AGREEMENT, dated as of November 14, 2014, as amended by the First Amendment, dated as of March 9, 2015 (as further amended by the Second Amendment, the “Credit Agreement”), among CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., an exempted limited company incorporated under the laws of Bermuda, TIME WARNER INC. a Delaware corporation, the several banks and other financial institutions from time to time party thereto, and BNP PARIBAS, as administrative agent. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.
Each of the undersigned parties to the Guarantee hereby (a) consents to the transactions contemplated by the Second Amendment and (b) acknowledges and agrees that the guarantees made by such party contained in the Guarantee are, and shall remain, in full force and effect, in accordance with applicable law, on a continuous basis after giving effect to the Second Amendment.

A-II-1

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of the date first written above.
TIME WARNER INC.,
as Guarantor
By:
Name:
Title:

HISTORIC TW INC.,
as Subsidiary Guarantor
By:
Name:
Title:

TURNER BROADCASTING SYSTEM, INC.,
as Subsidiary Guarantor
By:
Name:
Title:

HOME BOX OFFICE, INC.,
as Subsidiary Guarantor
By:
Name:
Title:

A-II-2

ANNEX III TO
SECOND AMENDMENT

EXHIBIT C
FORM OF CME BV GUARANTEE

GUARANTEE, dated as of February 19, 2016 (as amended, supplemented or otherwise modified from time to time, this “Guarantee”), made by CME MEDIA ENTERPRISES B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “CME Subsidiary Guarantor”) in favor of BNP PARIBAS, as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) party to the Credit Agreement, dated as of November 14, 2014, as amended by the First Amendment to the Credit Agreement, dated as of March 9, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., an exempted limited company incorporated under the laws of Bermuda (“CME”), TIME WARNER INC., a Delaware corporation (“Time Warner”), as a guarantor, the Lenders and the Administrative Agent.
W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally made Loans (as defined below) to Borrower (as defined below) upon the terms and subject to the conditions set forth therein;
WHEREAS, in connection with that certain Second Amendment to the Credit Agreement, dated as of February 19, 2016 (the “Amendment”), the CME Subsidiary Guarantor shall execute and deliver this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;
WHEREAS, the CME Subsidiary Guarantor has determined that its execution, delivery and performance of this Guarantee may reasonably be expected to benefit the CME Subsidiary Guarantor, directly or indirectly, and be in the interest of the CME Subsidiary Guarantor; and
WHEREAS, this Guarantee is the CME BV Guarantee as defined in and contemplated by the Amendment.
NOW, THEREFORE, in consideration of the premises, the CME Subsidiary Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:
1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
(a)    As used herein, “Borrower” means CME (or a successor or assign permitted pursuant to Section 9.04 of the Credit Agreement).
(b)    As used herein, “Obligations” means the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of Borrower to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement or any other Credit Document, in each case (x) whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by Borrower pursuant to the terms of the Credit Agreement or any other Credit Document), and (y) whether or not allowed or allowable in any insolvency proceeding involving Borrower.

ANNEX III TO
SECOND AMENDMENT

(c)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
2. Guarantee.
(a)    The CME Subsidiary Guarantor hereby unconditionally, irrevocably and absolutely guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
(b)    This Guarantee shall remain in full force and effect until all amounts owing to the Administrative Agent and the Lenders by Borrower on account of the Obligations are paid in full and the Lenders’ commitments, if any, to make Loans under the Credit Agreement are terminated.
(c)    The CME Subsidiary Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.
(d)    Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of the CME Subsidiary Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by the CME Subsidiary Guarantor under applicable laws relating to the insolvency of debtors.
(e)    No payment or payments made by Borrower, the CME Subsidiary Guarantor or any other Person or received or collected by the Administrative Agent or any Lender from Borrower, the CME Subsidiary Guarantor, or any other Person by virtue of any action or proceeding or any setoff or appropriation or payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the CME Subsidiary Guarantor hereunder who shall, notwithstanding any such payment or payments (other than payments made by the CME Subsidiary Guarantor in respect of the Obligations or payments received or collected from the CME Subsidiary Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the CME Subsidiary Guarantor hereunder until the Obligations are paid in full and the Lenders’ commitments, if any, to make Loans under the Credit Agreement are terminated.
3. Right of Setoff. The CME Subsidiary Guarantor hereby authorizes each Lender at any time and from time to time when any amounts owed by Borrower under the Credit Agreement are due and payable and have not been paid (taking into account any applicable grace periods), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the CME Subsidiary Guarantor against any of and all of the obligations of the CME Subsidiary Guarantor to such Lender hereunder now or hereafter existing under the Credit Agreement or any other Credit Document whether or not such Lender has made any demand for payment. Each Lender shall notify the CME Subsidiary Guarantor promptly of any such setoff and the application made by such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

ANNEX III TO
SECOND AMENDMENT

4. No Subrogation. Notwithstanding any payment or payments made by the CME Subsidiary Guarantor hereunder, or any setoff or application of funds of the CME Subsidiary Guarantor by any Lender, the CME Subsidiary Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the CME Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower in respect of payments made by the CME Subsidiary Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by Borrower on account of the Obligations are paid in full and the Lenders’ commitments, if any, to make Loans under the Credit Agreement are terminated. If any amount shall be paid to the CME Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the CME Subsidiary Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the CME Subsidiary Guarantor, and shall, forthwith upon receipt by the CME Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by the CME Subsidiary Guarantor (duly indorsed by the CME Subsidiary Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
5. Amendments, etc. with Respect to the Obligations; Waiver of Rights. The CME Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the CME Subsidiary Guarantor, and without notice to or further assent by the CME Subsidiary Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, (b) the Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c) the Credit Agreement and any other Credit Document may be amended, modified, supplemented or terminated, in whole or in part, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

ANNEX III TO
SECOND AMENDMENT

6. Guarantee Absolute and Unconditional. The CME Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between Borrower or the CME Subsidiary Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The CME Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or the CME Subsidiary Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance and not of collection without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Borrower or any other Person against the Administrative Agent or any Lender, (c) whether or not any of the Obligations are from time to time reduced, or extinguished (other than pursuant to Section 2(b) above), whether or not recovery may be or hereafter become barred by any statute of limitations or otherwise, and despite any arrangement or composition entered into in connection with any bankruptcy or other proceeding or (d) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or the CME Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower from the Obligations or of the CME Subsidiary Guarantor under this Guarantee, in bankruptcy or in any other instance. When making a demand hereunder or otherwise pursuing its rights and remedies hereunder against the CME Subsidiary Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, the CME Subsidiary Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, the CME Subsidiary Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower, the CME Subsidiary Guarantor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the CME Subsidiary Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the CME Subsidiary Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or the CME Subsidiary Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or the CME Subsidiary Guarantor or any substantial part of Borrower’s or the CME Subsidiary Guarantor’s property, or otherwise, all as though such payments had not been made.
8. Payments. The CME Subsidiary Guarantor hereby agrees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in the applicable Currency at the office of the Administrative Agent as designated by the Administrative Agent.
9. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into the Amendment and to induce the Lenders to make their respective extensions of credit to Borrower thereunder, the CME Subsidiary Guarantor hereby represents and warrants to the Administrative Agent and each Lender that the representations and warranties set forth in Article III of the Credit Agreement as they relate to the CME Subsidiary Guarantor as Credit Party are true and correct as of the Second Amendment Effective Date, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein.

ANNEX III TO
SECOND AMENDMENT

10. Authority of Administrative Agent. The CME Subsidiary Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the CME Subsidiary Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the CME Subsidiary Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
11. Effectiveness. This Guarantee shall become effective on the Second Amendment Effective Date as contemplated by Section 4 of the Amendment.
12. Notices. All notices, requests and demands to or upon the Administrative Agent or any Lender shall be effected in the manner provided in Section 9.01 of the Credit Agreement; any notice, request or demand to or upon the CME Subsidiary Guarantor shall be addressed to the CME Subsidiary Guarantor at its notice address set forth on Schedule 1 hereto.
13. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
14. Integration. This Guarantee and the other Credit Documents represent the agreement of the CME Subsidiary Guarantor with respect to the subject matter hereof and there are no promises or representations by the CME Subsidiary Guarantor, the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents.
15. Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the CME Subsidiary Guarantor and the Administrative Agent; provided that any right, power or privilege of the Administrative Agent or the Lenders arising under this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent; provided further that no such amendment or waiver shall release the CME Subsidiary Guarantor from its obligations hereunder without the written consent of each Lender.
16. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
17. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the CME Subsidiary Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that the CME Subsidiary Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

ANNEX III TO
SECOND AMENDMENT

19. Enforcement Expenses; Indemnity. (a) The CME Subsidiary Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against the CME Subsidiary Guarantor under this Guarantee or otherwise enforcing or protecting any rights under this Guarantee and the other Credit Documents to which the CME Subsidiary Guarantor is a party, including, without limitation, the reasonable fees, charges and disbursements of any counsel for the Lenders and the Administrative Agent, as and to the extent provided in Section 9.03 of the Credit Agreement.
(b) The CME Subsidiary Guarantor shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Credit Documents or any agreement or instrument contemplated thereby, the performance by the CME Subsidiary Guarantor of its obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby or by the Credit Agreement, (ii) any Loan or the use of, or the proposed use of, the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the CME Subsidiary Guarantor, or any Environmental Liability related in any way to the CME Subsidiary Guarantor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee (or a Related Party of such Indemnitee).
20. Counterparts. This Guarantee may be executed in any number of separate counterparts (including by facsimile or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
21. Acknowledgements. The CME Subsidiary Guarantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;
(b)    none of the Administrative Agent, Time Warner nor any Lender has any fiduciary relationship with or duty to the CME Subsidiary Guarantor arising out of or in connection with this Guarantee or any other Credit Document, and the relationship between the CME Subsidiary Guarantor, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the CME Subsidiary Guarantor and the Lenders.
22. GOVERNING LAW. THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
23. Jurisdiction; Consent to Service of Process. (a) The CME Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and the CME Subsidiary Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The CME Subsidiary Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

ANNEX III TO
SECOND AMENDMENT

(b)    The CME Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in paragraph (a) of this Section. The CME Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    The CME Subsidiary Guarantor irrevocably consents to service of process in the manner provided for notices in Section 12 of this Guarantee. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.
24. WAIVER OF JURY TRIAL. THE CME SUBSIDIARY GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
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ANNEX III TO
SECOND AMENDMENT

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

CME MEDIA ENTERPRISES B.V.
By:
Name: Alphons van Spaendonck
Title: Managing Director

By:
Name: Pan-Invest B.V., represented by ……….
Title: Managing Director

ANNEX III TO
SECOND AMENDMENT

SCHEDULE 1

Addresses for Notices

CME Media Enterprises B.V.
Piet Heinkade 55, Unit G-J
1019 GM Amsterdam
Netherlands
Facsimile: +31 (20) 4231404
Attention: Managing Director

With a copy to:

CME Media Services Limited
Kříženeckého náměstí 1078/5
152 00 Prague 5 Barrandov
Czech Republic
Facsimile:    + 420-242-464-483
Attention:    Legal Counsel